Exhibit 23.1

RSM Richter Chamberland S.E.N.C.R.L./LLP
Comptables agréés
Chartered Accountants
2, Place Alexis Nihon
Montréal (Québec) H3Z 3C2
Téléphone / Telephone : (514) 934-3400
Télécopieur / Facsimile : (514) 934-3408
www.rsmrch.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of IntelGenx Technologies Corp. of our report dated March 23, 2012 relating to our audits of the financial statements of IntelGenx Technologies Corp. as of and for the years ended December 31, 2011 and 2010 appearing in this Annual Report on Form 10-K of IntelGenx Technologies Corp. for the year ended December 31, 2011.

RSM Richter Chamberland LLP (Signed) 1

Chartered Accountants

Montreal, Canada
March 26, 2012

1 CA auditor permit no15522